Exhibit A







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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           INKSURE TECHNOLOGIES INC.,

                                 LIL MARC, INC.

                                       AND

                             LILM ACQUISITION CORP.





                            DATED AS OF JULY 5, 2002





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                                      A-1


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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I     MERGER...........................................................2

   1.1    Merger ..............................................................2
   1.2    Effects of the Merger ...............................................2
   1.3    Effective Time ......................................................2
   1.4    Directors of the Surviving Corporation ..............................3
   1.5    Officers of the Surviving Corporation ...............................3
   1.6    Conversion of Stock .................................................3
   1.7    Dissenting Shares ...................................................4
   1.8    Exchange of Certificates ............................................4
   1.9    No Further Rights or Transfers ......................................5
   1.10   Registration Rights .................................................5
   1.11   Closing 5
   1.12   ITI Preferred Stock .................................................5
   1.13   Stock Options and SARs ..............................................6
   1.14   Subsequent Actions ..................................................6

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF ITI ...........................7

   2.1    Organization and Qualification ......................................7
   2.2    Subsidiaries ........................................................7
   2.3    Capitalization ......................................................8
   2.4    Authority; Non-Contravention; Statutory Approvals; Compliance .......8
   2.5    Reports and Financial Statements ...................................10
   2.6    Absence of Certain Changes or Events ...............................11
   2.7    Litigation .........................................................12
   2.8    Information Statement ..............................................12
   2.9    Tax Matters ........................................................12
   2.10   Employee Matters; ERISA ............................................15
   2.11   Environmental Protection ...........................................19
   2.12   Board Approval .....................................................20
   2.13   ITI Stockholders' Approval .........................................21
   2.14   Ownership of Lil Marc Common Stock .................................21
   2.15   Takeover Provisions ................................................21
   2.16   Intellectual Property ..............................................21
   2.17   Certain Contracts ..................................................23
   2.18   Property and Assets ................................................25
   2.19   Agreements Not to Compete ..........................................25
   2.20   Foreign Corrupt Practices ..........................................25
   2.21   Financial Advisor ..................................................26
   2.22   Representations and Warranties .....................................26


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ARTICLE III   REPRESENTATIONS AND WARRANTIES OF LIL MARC AND NEWCO ...........26

   3.1    Organization and Qualification .....................................26
   3.2    Subsidiaries .......................................................26
   3.3    Authority; Non-Contravention; Statutory Approvals; Compliance ......26
   3.4    Capitalization .....................................................28
   3.5    Operations of Lil Marc and Newco ...................................28
   3.6    Consents and Approvals .............................................29
   3.7    Reports and Financial Statements ...................................29
   3.8    Absence of Certain Changes or Events ...............................30
   3.9    Litigation .........................................................31
   3.10   Information Statement ..............................................32
   3.11   Board Approval .....................................................32
   3.12   Ownership of ITI Common Stock ......................................32
   3.13   Lil Marc Stockholders' Consent .....................................32
   3.14   Financial Advisor ..................................................32
   3.15   Representations and Warranties .....................................32

ARTICLE IV    CERTAIN COVENANTS OF ITI, LIL MARC AND NEWCO ...................33

   4.1    Conduct of Business of ITI .........................................33
   4.2    Conduct of Business of Lil Marc ....................................34

ARTICLE V     ADDITIONAL AGREEMENTS ..........................................35

   5.1    Access to Information ..............................................35
   5.2    Consents and Approvals .............................................36
   5.3    Information for Information Statement ..............................36
   5.4    Commercially Reasonable Efforts, Etc. ..............................36
   5.5    Public Announcements ...............................................36
   5.6    Consents, Approvals and Filings ....................................37
   5.7    Current Information ................................................37
   5.8    Merger Consideration ...............................................37
   5.9    Indemnification of Officers and Directors ..........................37
   5.10   Directors and Officers of Lil Marc and the Surviving Corporation ...39
   5.11   Certain Employee Agreements ........................................39
   5.12   Available Cash .....................................................40
   5.13   Further Assurances .................................................40
   5.14   Conveyance Taxes ...................................................40
   5.15   Lil Marc Common Stock ..............................................40
   5.16   Private Placement ..................................................40
   5.17   ComVest Capitalization Adjustment ..................................40

ARTICLE VI    CONDITIONS TO OBLIGATIONS ......................................41


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   6.1    Conditions to Each Party's Obligation to Effect the Merger .........41
   6.2    Conditions to Obligations of Lil Marc and Newco ....................41
   6.3    Conditions to the Obligations of ITI ...............................43

ARTICLE VII   TERMINATION ....................................................46

   7.1    Termination ........................................................46
   7.2    Effect of Termination ..............................................47

ARTICLE VIII  MISCELLANEOUS ..................................................47

   8.1    Survival of Representations, Warranties, Covenants and Agreements ..47
   8.2    Amendment and Modification .........................................47
   8.3    Waiver of Compliance; Consents .....................................47
   8.4    Enforceability .....................................................48
   8.5    Parties in Interest ................................................48
   8.6    Successors and Assigns .............................................48
   8.9    Specific Performance ...............................................48
   8.8    Notices ............................................................48
   8.9    Governing Law ......................................................49
   8.10   Counterparts .......................................................50
   8.11   Headings ...........................................................50
   8.12   Entire Agreement ...................................................50


EXHIBITS

Exhibit 1.4     Directors of the Surviving Corporation
Exhibit 1.5     Officers of the Surviving Corporation
Exhibit 5.10    Directors and Officers of Lil Marc


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                             INDEX OF DEFINED TERMS


Agreement .....................................................................1
Audited Financial Statements .................................................10
Balance Sheet Date ...........................................................11
Blue Sky Laws .................................................................9
Certificate of Merger .........................................................2
Certificates ..................................................................4
Closing .......................................................................5
Closing Agreement ............................................................14
Closing Date ..................................................................5
Code ..........................................................................2
Commonwealth ..................................................................1
ComVest ......................................................................40
Continuing Employee ..........................................................40
DGCL ..........................................................................1
Dissenting Shares .............................................................4
Effective Time ................................................................3
Environmental Claim ..........................................................20
Environmental Laws ...........................................................20
ERISA ........................................................................15
ERISA Affiliate ..............................................................16
Exchange Act ..................................................................9
Exchange Agent ................................................................4
Exchange Ratio ................................................................3
Final Order ..................................................................42
GAAP .........................................................................10
Governmental Authority ........................................................9
Hazardous Materials ..........................................................20
Indemnified Parties ..........................................................39
Indemnified Party ............................................................39
Information Statement ........................................................12
Intellectual Property ........................................................23
IRS ..........................................................................16
ITI ...........................................................................1
ITI Board Approval ...........................................................21
ITI Common Stock ..............................................................2
ITI Continuing Employees .....................................................41
ITI Disclosure Schedule .......................................................7
ITI Employee Benefit Plans ...................................................15
ITI Intellectual Property ....................................................22
ITI Material Adverse Effect ...................................................7
ITI Material Contract ........................................................24
ITI Preferred Stock ...........................................................5


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ITI Required Consents .........................................................9
ITI Required Statutory Approvals .............................................10
ITI Stockholders' Approval ...................................................21
Lil Marc ......................................................................1
Lil Marc Board Approval ......................................................33
Lil Marc Common Stock .........................................................1
Lil Marc Financial Statements ................................................30
Lil Marc Material Adverse Effect .............................................28
Lil Marc Preferred Stock ......................................................1
Lil Marc Required Statutory Approvals ........................................28
Lil Marc SEC Reports .........................................................30
Lil Marc Stockholders' Consent ................................................1
Lil Marc Stock Option Plan ....................................................1
joint venture .................................................................8
Liens .........................................................................8
Merger ........................................................................1
Merger Consideration ..........................................................3
Newco .........................................................................1
Newco Common Stock ............................................................3
New Plans ....................................................................40
NRS ..........................................................................33
Officer's Certificate ........................................................46
Old Plans ....................................................................40
Over-Allotment Option .........................................................8
Owned Software ...............................................................22
PBGC .........................................................................17
PCBs .........................................................................20
Placement Agency Agreement ....................................................1
Permits ......................................................................10
Permitted Liens ..............................................................25
Private Placement .............................................................2
Release ......................................................................21
Representatives ..............................................................36
Reverse Stock Split ...........................................................1
SAR ...........................................................................6
SEC ..........................................................................10
Securities Act ................................................................5
Series A Preferred Stock ......................................................8
Stock Option ..................................................................6
Stock Plans ...................................................................6
subsidiary ....................................................................7
Surviving Corporation .........................................................2
Takeover Laws ................................................................21
Taxes ........................................................................13
Tax Returns ..................................................................13


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Tax Ruling ...................................................................14
Termination Date .............................................................49
Units .........................................................................2
Violation .....................................................................9


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                                      A-7

                          AGREEMENT AND PLAN OF MERGER


         Agreement and Plan of Merger, dated as of July 5, 2002 ("Agreement"), by and among InkSure Technologies Inc., a Delaware corporation ("ITI"), Lil Marc, Inc., a Nevada corporation ("Lil Marc"), and LILM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Lil Marc ("Newco").

                                    RECITALS

         WHEREAS, Lil Marc, Newco and ITI intend to effect a merger (the "Merger") of Newco with and into ITI in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"), upon the consummation of which, Newco will cease to exist, and ITI will become a wholly owned subsidiary of Lil Marc;

         WHEREAS, the respective Boards of Directors of Lil Marc, Newco and ITI have each (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of their respective stockholders and (ii) adopted this Agreement and the transactions contemplated hereby;

         WHEREAS, the stockholders of Newco have approved this Agreement and the transactions contemplated hereby;

         WHEREAS, a majority of stockholders of Lil Marc have approved by written consent (the "Lil Marc Stockholders' Consent") (i) this Agreement and the transactions contemplated hereby, (ii) an amendment to the articles of incorporation of Lil Marc (a) increasing its authorized shares of common stock, par value $.01 per share ("Lil Marc Common Stock"), from 5,000,000 shares to 35,000,000 shares, (b) amending its corporate purpose, (c) changing its corporate name, (d) authorizing the issuance of up to 10,000,000 shares of "blank check" preferred stock, par value $.01 per share ("Lil Marc Preferred Stock") and (e) increasing Lil Marc's Board of Directors to eight (8) members from seven (7), (iii) the adoption of a stock option plan (the "Lil Marc Stock Option Plan"), (iv) the appointment of new accountants for the fiscal year ended December 31, 2002, and (v) appointment of certain directors to the Lil Marc Board of Directors as set forth on Exhibit 5.10 attached hereto;

         WHEREAS, the Board of Directors of Lil Marc has approved a reverse stock split of Lil Marc Common Stock which would result in the stockholders of Lil Marc and ITI immediately prior to the Effective Time (as defined in Section 1.3) owning ten percent (10%) and ninety percent (90%), respectively, of Lil Marc (excluding any Merger Consideration (as defined in Section 1.6(a) below), options or warrants issued pursuant to the Over-Allotment Option (as defined in Section 2.3 below) and to Sharon Carr Associates, Ltd.) immediately after the Effective Time (the "Reverse Stock Split") to be consummated immediately prior to the Effective Time;


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         WHEREAS, ITI has entered into a placement agency agreement, dated as of
May 17, 2002 (the "Placement Agency Agreement") with Commonwealth Associates, L.P. ("Commonwealth"), providing for, among other things, the retention of Commonwealth as placement agent in connection with the proposed private placement (the "Private Placement") of units ("Units") consisting of shares of common stock, par value $.01 per share, of ITI ("ITI Common Stock") and warrants to purchase shares of ITI Common Stock;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a "reorganization" under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, ITI, Lil Marc and Newco desire to make certain representations, warranties, covenants and agreements in respect of the Merger and to prescribe various conditions thereto, all as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                     MERGER

         1.1 Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Newco shall be merged with and into ITI in accordance with the DGCL. The separate corporate existence of Newco shall thereupon cease, and ITI shall be the surviving corporation in the Merger and continue its corporate existence under the DGCL. Throughout this Agreement, the term "Newco" shall refer to Newco immediately prior to the Merger and the term "Surviving Corporation" shall refer ITI in its capacity as the surviving corporation in the Merger.

         1.2 Effects of the Merger. At the Effective Time, (i) the articles of incorporation of ITI, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation and
(ii) the by-laws of ITI, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the Merger shall have the additional effects set forth in the DGCL, including but not limited to, Section 259 of the DGCL. As promptly as practicable after the Effective Time, the Surviving Corporation shall change its name to "IST Operating, Inc." and Lil Marc shall change its name to "InkSure Technologies Inc."

         1.3 Effective Time. As soon as practicable following the satisfaction (or, to the extent permitted by law, waived by the applicable party) of all of the conditions to the Merger, and provided that this Agreement has not been terminated pursuant to Article VII hereof, the parties hereto shall


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effect the Merger by filing with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being herein referred to as the "Effective Time").

         1.4 Directors of the Surviving Corporation. The directors of ITI immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced, at the Effective Time, by the individuals listed in Exhibit 1.4 hereto, who shall serve as the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the articles of incorporation and by-laws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

         1.5 Officers of the Surviving Corporation. The officers of ITI immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced, at the Effective Time, by the individuals listed in Exhibit 1.5 hereto, who shall serve as officers of the Surviving Corporation, subject to the applicable provisions of the articles of incorporation and by-laws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

         1.6 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

               (a) Each share of ITI Common Stock that shall be issued and outstanding at the Effective Time (other than (i) shares of ITI Common Stock as to which appraisal has been properly demanded in accordance with Section 262 of the DGCL, to the extent applicable, and Section 1.7 below, (ii) shares of ITI Common Stock, if any, that are held by Lil Marc, Newco, or any other wholly owned subsidiary of Lil Marc, and (iii) shares of ITI Common Stock held in the treasury of ITI) shall be converted into the right to receive one (1) (the "Exchange Ratio") share of Lil Marc Common Stock, subject to adjustment as provided in paragraphs (d) and (e) of this Section 1.6 (such shares of Lil Marc Common Stock to be issued hereunder being termed the "Merger Consideration").

               (b) Each share of common stock, par value $0.01 per share ("Newco Common Stock"), of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into and represent one fully paid and non-assessable share of common stock of the Surviving Corporation.

               (c) Each share of ITI Common Stock owned by Lil Marc, Newco or any other wholly owned subsidiary of Lil Marc or held in the treasury of ITI shall be canceled and cease to exist at the Effective Time, and no consideration shall be paid with respect thereto.

               (d) No fractional shares of Lil Marc Common Stock shall be issued.

               (e) If, between the date of this Agreement and the Effective Time, the outstanding shares of ITI Common Stock or Lil Marc Common Stock are changed (other than with respect to the Reverse Stock Split) into a different number or class or series of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization exchange, extraordinary


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distribution, redemption or other similar transaction, then, if the effect of the same is not already accommodated in the calculation of the Exchange Ratio, the Exchange Ratio shall be appropriately and correspondingly adjusted downward or upward (as the case may be) to the extent the record date for any such event is prior to the Effective Time.

         1.7 Dissenting Shares. To the extent applicable, shares of ITI Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and who properly demands appraisal for such shares of ITI Common Stock in accordance with the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, each such share of ITI Common Stock shall be treated as if it had been converted as of the Effective Time into the right to receive the Merger Consideration without any interest thereon. ITI shall give Lil Marc prompt notice of any demands received by ITI for appraisal of shares of ITI Common Stock, and Lil Marc shall have the right to participate in all negotiations and proceedings with respect to such demands. ITI shall not, without the prior written consent of Lil Marc, make any payment with respect to, or settle or offer to settle, any such demands.

         1.8   Exchange of Certificates.

               (a) Prior to the Effective Date, ITI and Lil Marc shall appoint Pacific Stock Transfer Company to act as exchange agent in the Merger (the "Exchange Agent"). At the Effective Time, Lil Marc shall deposit with the Exchange Agent, for the benefit of the holders of shares of ITI Common Stock, certificates representing the shares of Lil Marc Common Stock issuable pursuant to this Section 1.8.

               (b) After the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of ITI Common Stock (other than Dissenting Shares, if any, and other than shares of ITI Common Stock that are held by Lil Marc, Newco or any other wholly owned subsidiary of Lil Marc or are held in the treasury of
ITI) (the "Certificates") shall surrender the same to the Exchange Agent. After the Effective Time, upon receipt by the Exchange Agent of (i) the Certificates duly endorsed in proper form for transfer and (ii) the federal taxpayer identification number of each holder of Certificates, the Exchange Agent shall issue, to each former holder of ITI Common Stock (other than Dissenting Shares, if any, and other than shares of ITI Common Stock that are held by Lil Marc, Newco or any other wholly owned subsidiary of Lil Marc or are held in the treasury of ITI), a certificate representing the number of shares of Lil Marc Common Stock that such holder is entitled to receive pursuant to Section 1.6 hereof. Pending such surrender and exchange, each Certificate shall be deemed for all corporate purposes to evidence the number of whole shares of Lil Marc Common Stock into which such shares of ITI Common Stock evidenced by such Certificate shall have been so converted by the Merger. All certificates for shares of Lil Marc Common Stock to be issued in the Merger shall be issued in the same name in which the Certificate surrendered in exchange therefore is registered.

               (c) No holder of a Certificate shall be entitled to receive any dividend or other distribution from Lil Marc in respect of the Lil Marc Common Stock to be issued in respect thereof


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until the surrender of such Certificate. Upon such surrender, there shall be paid to the holder the amount of dividends or other distributions (without interest) that theretofore became payable but that were not paid by reason of the foregoing, with respect to the number of shares of Lil Marc Common Stock represented by the certificates issued upon such surrender.

               (d) At any time following one (1) year after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to the Surviving Corporation any shares of Lil Marc Common Stock that had been deposited with the Exchange Agent by or on behalf of Lil Marc, Newco or the Surviving Corporation and have not been disbursed to holders of Certificates. Any holders of Certificates who have not theretofore complied with
Section 1.8(b) hereof shall thereafter look (subject to applicable escheat and other similar laws) only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, and shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.

         1.9 No Further Rights or Transfers. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Surviving Corporation, except for the right to surrender such Certificates in exchange for the Merger Consideration pursuant to Sections 1.6 and 1.8 hereof or to perfect their right to receive payment for their shares of ITI Common Stock pursuant to Section 262 of the DGCL and Section 1.9 hereof. No transfer of shares of ITI Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation after the Effective Time. If, after the Effective Time, Certificates formerly representing shares of ITI Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration.

         1.10 Registration Rights. Lil Marc shall honor the registration rights granted to purchasers of Units in the Private Placement agreeing to register for resale such shares under the Securities Act of 1933, as amended (the "Securities Act"), as more expressly set forth in the subscription documents executed in connection with the Private Placement.

         1.11 Closing. The closing (the "Closing") of the Merger shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166 (or at such place as may be mutually agreed upon by the parties hereto) at 10:00 A.M., New York City time, on the second business day immediately following the date on which the last of the conditions set forth in
Article VI is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date as ITI and Lil Marc shall mutually agree (the "Closing Date").

         1.12 ITI Preferred Stock. On or before the initial closing of the Private Placement, the outstanding shares of ITI Preferred Stock, par value $.01 per share ("ITI Preferred Stock"), shall be automatically converted into the number of shares of ITI Common Stock for which such shares of ITI Preferred Stock are exercisable, convertible or exchangeable, and such shares of ITI Common Stock shall be deemed to be issued and outstanding at the Effective Time for purposes of Section 1.8 hereof.


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         1.13  Stock Options, SARs and Warrants.

               (a) ITI and Lil Marc will take all necessary actions to cause each option to purchase shares of ITI Common Stock (a "Stock Option") and each stock appreciation right linked to the price of ITI Common Stock (a "SAR") granted under any stock option plan, program, agreement or arrangement of ITI or any of its subsidiaries (collectively, the "Stock Plans") which is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, to be cancelled as of the Effective Time and to be converted at the Effective Time into rights to receive Lil Marc Common Stock under the Lil Marc Stock Option Plan in accordance with their terms and conditions (as in effect as of the date of this Agreement) of the Stock Plan under which it was issued and the terms and conditions of the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Stock Option or SAR exchanged hereunder may be exercised solely for shares of Lil Marc Common Stock, (ii) the number of shares of Lil Marc Common Stock subject to each such Stock Option or SAR shall be equal to the number of shares of ITI Common Stock subject to such Stock Option or SAR immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the per share exercise price under each such Stock Option or SAR shall be adjusted by dividing the per share exercise price under such Stock Option or SAR by the Exchange Ratio, and (iv) any restriction on the exercise of any such Stock Option or SAR shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Stock Option or SAR shall otherwise remain unchanged.

               (b) ITI and Lil Marc will take all necessary actions to cause each warrant to purchase shares of ITI Common Stock which is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, to be cancelled as of the Effective Time and to be converted at the Effective Time into rights to receive Lil Marc Common Stock in accordance with their terms and conditions (as in effect as of the date of this Agreement). From and after the Effective Time, (i) each warrant exchanged hereunder may be exercised solely for shares of Lil Marc Common Stock, (ii) the number of shares of Lil Marc Common Stock subject to each warrant shall be equal to the number of shares of ITI Common Stock subject to such warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, (iii) the per share exercise price under each such warrant shall be adjusted by dividing the per share exercise price under such warrant by the Exchange Ratio, and (iv) any restriction on the exercise of any such warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such warrant shall otherwise remain unchanged.

               (c) Prior to the Effective Time, ITI shall take all actions that may be necessary to effectuate the provisions of this Section 1.13 and to ensure that, from and after the Effective Time, holders of Stock Options, SARs and warrants have no rights with respect thereto other than those specifically provided in this Section 1.13.

         1.14 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of, and assume the liabilities of, either of ITI or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this


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Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either ITI or Newco, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in, and the assumption of the liabilities of, the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF ITI

         Except as set forth in the corresponding sections or subsections of the ITI Disclosure Schedule, dated as of the date hereof, delivered by ITI to Lil Marc (the "ITI Disclosure Schedule"), ITI represents and warrants to Lil Marc and Newco as follows:

         2.1 Organization and Qualification. ITI and each of its subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite corporate power and authority to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of ITI and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as an "ITI Material Adverse Effect"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person. True, accurate and complete copies of the articles of incorporation, as amended and in effect on the date hereof, by-laws, as in effect on the date hereof, and minute books of ITI have been delivered to Lil Marc.

         2.2 Subsidiaries. Section 2.2 of the ITI Disclosure Schedule sets forth a description, as of the date hereof, of all material subsidiaries and joint ventures of ITI, including the name of each such entity, the state or jurisdiction of its incorporation or organization, ITI's interest therein and a brief description of the principal line or lines of business conducted by each such entity. All of the issued and outstanding shares of capital stock of, or other equity interests in, each subsidiary of ITI are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by ITI free and clear of any pledges, liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever (collectively, "Liens"). There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights, warrants or SARs, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any subsidiary of ITI to issue, deliver or sell, or cause to be issued, delivered


                                        7
                                      A-14
or sold, additional shares of its capital stock or obligating ITI or any of any of its subsidiaries to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that could not reasonably be expected to have an ITI Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than ten percent (10%) of any class of the outstanding voting securities or equity of any such entity.

         2.3   Capitalization.

               (a) The authorized capital stock of ITI consists of 13,000,000 shares of ITI Common Stock and 2,000,000 shares of ITI Preferred Stock, of which 1,312,785 shares were designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). As of the date hereof, there were issued and outstanding 5,066,796 shares of ITI Common Stock and 1,312,785 shares of Series A Preferred Stock. All of the issued and outstanding shares of capital stock of ITI are validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed on Section 2.3(a) of the ITI Disclosure Schedule or as contemplated in Section 2.3(b) below), there are no outstanding subscriptions, options, registration rights, calls, contracts, voting trusts, proxies, rights, warrants or SARs, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating ITI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ITI, or obligating ITI to grant, extend or enter into any such agreement or commitment.

               (b) Prior to the Effective Time, all shares of ITI Preferred Stock shall have been converted into shares of ITI Common Stock.

               (c) ITI has arranged a Private Placement of up to sixty (60) Units (subject to an increase of up to fifteen (15) Units, at the discretion of Commonwealth, to cover over-allotments (the "Over-Allotment Option"), but in no event less than forty (40) Units) at a price of One Hundred Thousand Dollars ($100,000) per Unit for a maximum aggregate amount of up to Six Million Dollars ($6,000,000). The Units will be sold prior to Closing and each Unit will consist of (i) 62,112 shares of ITI Common Stock, and (ii) warrants to purchase 21,739 shares of Common Stock.

         2.4   Authority; Non-Contravention; Statutory Approvals; Compliance.

               (a) Authority. ITI has all requisite corporate power and authority to enter into this Agreement and, subject to any ITI Required Statutory Approvals (as defined in Section 2.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by ITI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ITI, subject to any ITI Required Statutory Approvals, which shall be obtained prior to the Effective Time. This Agreement has been duly and validly executed, subject to any ITI Required Statutory Approvals, which shall be obtained prior to the Effective Time, and delivered by ITI and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a legal, valid and binding obligation of ITI enforceable


                                       8
                                      A-15
against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

               (b) Non-Contravention. The execution and delivery of this Agreement by ITI do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in a right of termination, cancellation, or acceleration of any obligation under, result in the creation of any Lien, charge, "put" or "call" right or other encumbrance on, or the loss of, any of the properties or assets, including ITI Intellectual Property (as defined in Section 2.16), of ITI or any of its subsidiaries (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation" with respect to ITI (such term when used in Article III having a correlative meaning with respect to Lil Marc)) or any of its subsidiaries or, to the knowledge of ITI, any of its joint ventures pursuant to any provisions of (i) the articles of incorporation or by-laws of ITI or any of its subsidiaries, (ii) subject to obtaining ITI Required Statutory Approvals (as defined below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 2.4(c)) applicable to ITI or any of its subsidiaries or, to the knowledge of ITI, any of its joint ventures, or any of their respective properties or assets, or (iii) subject to obtaining the third-party consents or other approvals set forth in
Section 2.4(b) of the ITI Disclosure Schedule (the "ITI Required Consents"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which ITI or any of its subsidiaries is a party or by which ITI or any of its subsidiaries or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, an ITI Material Adverse Effect.

               (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any federal, state, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority or regulatory body (including a stock exchange or other self-regulatory body) or any other authority (each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by ITI or the consummation by ITI of the transactions contemplated hereby, except for those required under or in relation to (A) state securities or "blue sky" laws (the "Blue Sky Laws"), (B) the Securities Act, (C) the Exchange Act of 1934, as amended (the "Exchange Act"), (D) the DGCL with respect to the filing of the Certificate of Merger, (E) the ITI Stockholders' Consent, and (F) such consents, approvals, order, authorizations, registrations, declarations and filings the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, an ITI Material Adverse Effect (the "ITI Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such ITI Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.


                                        9
                                      A-16

               (d) Compliance. Neither ITI nor any of its subsidiaries or, to the knowledge of ITI, any of its joint ventures is in violation of, or under investigation with respect thereto, or has been given notice of any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 2.11) of any Governmental Authority except for violations that, in the aggregate, are not reasonably expected to have an ITI Material Adverse Effect. ITI and its subsidiaries and, to the knowledge of ITI, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects (collectively, "Permits"), except those which the failure to obtain would, in the aggregate, not reasonably be expected to have an ITI Material Adverse Effect. ITI and each of its subsidiaries and, to the knowledge of ITI, each of its joint ventures are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its articles of incorporation or by-laws or
(ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, are not reasonably expected to have an ITI Material Adverse Effect.

               (e) There is no "non-competition" or other similar consensual contract or agreement that restricts the ability of ITI or any of its subsidiaries to conduct business in any geographic area or that would restrict ITI or any of its affiliates from conducting business in any geographic area.

         2.5   Reports and Financial Statements.

               (a) Prior to the Effective Time, ITI will furnish Lil Marc with the audited ITI balance sheets as at December 31, 2000 and December 31, 2001, and the related statements of income and retained earnings, statements of cash flows and statements of stockholders equity of ITI for each of the two fiscal years ended December 31, 2001 (the "Audited Financial Statements"). Such Audited Financial Statements shall have been reviewed by an independent auditor experienced in Securities and Exchange Commission ("SEC") accounting, shall be prepared in accordance with United States generally accepted accounting principals ("GAAP") and shall be in compliance with Regulation S-X, as promulgated under the Securities Act.

               (b) In each case, except for the absence of full footnote disclosures and schedules required in accordance with GAAP, and year end audit adjustments which are not individually or in the aggregate material (i) the Audited Financial Statements shall be prepared by management of ITI, (ii) the Audited Financial Statements shall present fairly as of their respective dates the assets, liabilities, stockholders' equity and the financial condition of ITI, (iii) as of the date of such balance sheets, except as and to the extent reflected or reserved against therein, ITI did not have any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of ITI in accordance with GAAP, and (iv) the statements of income, stockholders' equity, and changes in financial condition shall reflect fairly the


                                       10
                                      A-17
information required to be set forth therein by GAAP.

               (c) Except as set forth in the Audited Financial Statements and to the knowledge of ITI, ITI and its subsidiaries have no material liabilities or obligations of any nature (whether asserted, unasserted, accrued, unaccrued, absolute, fixed, contingent, liquidated, unliquidated, due, to become due, or otherwise), and there is no fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations.

         2.6 Absence of Certain Changes or Events. Since March 31, 2002 (the "Balance Sheet Date") ITI has not:


               (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate an ITI Material Adverse Effect;

               (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise;

               (c) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown as of the Balance Sheet Date, and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business and consistent with past practices;

               (d) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible;

               (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business and consistent with past practices;

               (f) cancelled or compromised any debt or claim, or waived or released any right, of material value;

               (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of ITI;

               (h) entered into any transaction other than in the usual and ordinary course of business except for this Agreement and the related agreements contemplated hereby;

               (i) encountered any labor difficulties or labor union organizing activities;

               (j) made or granted any wage or salary increase or entered into any employment agreement;


                                       11
                                      A-18

               (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of ITI;

               (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities;

               (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) an ITI Material Adverse Effect;

               (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted; or

               (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

         2.7 Litigation. Except as disclosed in Section 2.7 of the ITI Disclosure Schedule, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of ITI, threatened against ITI or any of its subsidiaries or any of ITI's officers or directors in their capacities as such (or basis therefor known to ITI), the adverse outcome of which would have an ITI Material Adverse Effect. Neither ITI nor any of its subsidiaries is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have an ITI Material Adverse Effect.

         2.8 Information Statement. None of the information supplied or to be supplied by or on behalf of ITI for inclusion or incorporation by reference in the information statement in definitive form to be sent to stockholders of Lil Marc in connection with the Lil Marc Stockholders' Consent (the "Information Statement") will, at the date such Information Statement is mailed to such stockholders, and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by ITI with respect to statements made or incorporated by reference in the Information Statement based on information supplied by Lil Marc and Newco for inclusion or incorporation by reference therein.

         2.9 Tax Matters. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or


                                       12
                                      A-19
criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes.

               Except as set forth on Section 2.9 of the ITI Disclosure
Schedule:

               (a) Filing of Timely Tax Returns. ITI and each of its subsidiaries have duly filed (or there has been filed on its behalf) within the time prescribed by law all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects complete and, to the knowledge of ITI, correct.

               (b) Payment of Taxes. ITI and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

               (c) Tax Reserves. ITI and each of its subsidiaries have established on their books and records adequate reserves for all Taxes and for any liability for deferred income taxes in accordance with GAAP.

               (d) Extensions of Time for Filing Tax Returns. Neither ITI nor any of its subsidiaries have requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

               (e) Waivers of Statute of Limitations. Neither ITI nor any of its subsidiaries has in effect any extension, outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any material Taxes or material Tax Returns.

               (f) Audit, Administrative and Court Proceedings. No material audits or other administrative proceedings are presently pending or threatened with regard to any Taxes or Tax Returns of ITI or any of its subsidiaries (other than those being contested in good faith and for which adequate reserves have been established) and no issues have been raised in writing by any taxing authority in connection with any Tax or Tax Return.

               (g) Tax Liens. There are no Tax liens upon any asset of ITI or any of its subsidiaries except liens for Taxes --------- not yet due.

               (h) Tax Rulings. Neither ITI nor any of its subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

               (i) Availability of Tax Returns. ITI has provided or made available to Lil Marc complete and accurate copies of (i) all Tax Returns, and any amendments thereto, filed by ITI or any


                                       13
                                      A-20
of its subsidiaries covering all years ending on or after December 31, 2000,
(ii) all audit reports received from any taxing authority relating to any Tax Return filed by ITI or any of its subsidiaries covering all years ending on or after December 31, 2000 and (iii) all powers of attorney currently in force granted by ITI or any of its subsidiaries concerning any material Tax matter.

               (j) Tax Sharing Agreements. Neither ITI nor any of its subsidiaries is a party to any agreement relating to allocating or sharing of Taxes.

               (k) Liability for Others. Neither ITI nor any of its subsidiaries has any liability for any material Taxes of any person other than ITI and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract or (iv) otherwise.

               (l) Code Sections 368(a). ITI has no knowledge of any fact, nor has ITI taken any action that would, or would reasonably be likely to adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

               (m) Code Section 355(e). Neither ITI nor any of its subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the past 24-month period or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this transaction.

               (n) Code Section 897. Neither ITI nor any of its subsidiaries is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

               (o) Intercompany Transactions. Neither ITI nor any of its subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 (or any predecessor provision) for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Closing.

               (p) Excess Loss Accounts. ITI has no excess loss account within the meaning of Treasury Regulation Section 1.1502-19 with respect to any of its subsidiaries.

               (q) Code Section 338 Elections. No election under Section 338 of the Code (or any predecessor provisions) has been made by or with respect to ITI or any of its subsidiaries or any of their respective assets or properties.

               (r) Code Section 481 Adjustments. Neither ITI nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by ITI or any of its subsidiaries and ITI has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.


                                       14
                                      A-21

               (s) Code Section 6662. All transactions that could give rise to an understatement of federal income tax within the meaning of Section 6662 of the Code have been adequately disclosed (or, with respect to Tax Returns of ITI or any of its subsidiaries filed following the Closing will be adequately disclosed) on the Tax Returns of ITI or any of its subsidiaries in accordance with Section 6662(d)(2)(B) of the Code.

               (t) NOLs and Credits. ITI does not have any net operating loss carryovers available to offset future income or any unused credits with respect to Taxes.

               (u) Filing Jurisdictions. No jurisdiction in which ITI or any of its subsidiaries does not file a Tax Return has made a claim that ITI or any of its subsidiaries is responsible to file a Tax Return in such jurisdiction.

               (v) Section 341(f). Neither ITI nor any of its subsidiaries has filed a consent to the application of Section 341(f) of the Code.

               (w) Section 168(h). No property of ITI or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code or property that ITI or any of its subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, in effect immediately prior to the enactment of the Tax Reform Act of 1986.

         2.10 Employee Matters; ERISA. Except as set forth on Section 2.10 of the ITI Disclosure Schedule:

               (a) Each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, deferred compensation, severance, change of control, share option or other plan, policy, arrangement or agreement relating to employment, compensation or fringe benefits for employees, former employees, officers, trustees or directors of ITI or any of its subsidiaries effective as of the date hereof or providing benefits as of the date hereof to current employees, former employees, officers, trustees or directors of ITI or pursuant to which ITI or any of its subsidiaries has or could reasonably be expected to have any liability (collectively, the "ITI Employee Benefit Plans") is listed in Section 2.10(a) of the ITI Disclosure Schedule, is in material compliance with applicable law, including without limitation ERISA and the Code, and has been administered and operated in all material respects in accordance with its terms and all applicable statutes, orders or governmental rules or regulations currently in effect, including but not limited to, ERISA and the Code. Each ITI Employee Benefit Plan which is intended to be qualified within the meaning of Sections 401(a) and 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") as to such qualification and, to the knowledge of ITI, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of, or have any adverse effect on, any such determination.

               (b) Complete and correct copies of the following documents have been made available to Lil Marc as of the date of this Agreement: (i) all ITI Employee Benefit Plans and any related trust agreements or insurance contracts, all plan amendments, service provider contracts, investment management and investment advisory agreements, (ii) the most current summary


                                       15
                                      A-22
descriptions and summaries of material modifications and all other employee communications relating to each ITI Employee Benefit Plan subject to ERISA,
(iii) the three most recent Form 5500s and Schedules thereto for each ITI Employee Benefit Plan subject to such reporting, (iv) the most recent determination of the IRS and the most recent application for determination filed with the IRS with respect to the qualified status of each ITI Employee Benefit Plan that is intended to qualify under Sections 401(a) and 501(a) of the Code,
(v) the most recent accountings with respect to each ITI Employee Benefit Plan funded through a trust, (vi) the most recent actuarial report of the qualified actuary of each ITI Employee Benefit Plan with respect to which actuarial valuations are conducted (vii) all closing agreements under the Employee Plans Closing Agreement Program issued by the IRS and compliance statements under the Voluntary Compliance Resolution program issued by the IRS, and (viii) in the case of stock options or stock appreciation rights issued under any ITI Employee Benefit Plans, a list of holders, date of grant, number of shares, exercise price per share and dates exercisable.

               (c) Each ITI Employee Benefit Plan subject to the requirements of
Section 601 of ERISA has been operated in material compliance therewith. ITI has not contributed to a nonconforming group health plan (as defined in Code Section 5000(c)) and no person under common control with ITI within the meaning of
Section 414 of the Code ("ERISA Affiliate") has incurred a tax liability under Code Section 5000(a) that is or could reasonably be expected to be a liability of ITI.

               (d) Each ITI Employee Benefit Plan covers only employees who are employed by ITI or a subsidiary (or former employees or beneficiaries with respect to service with ITI or a subsidiary).

               (e) Neither ITI, any subsidiary, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has, within the five-year period preceding the date of this Agreement, at any time contributed to or had an obligation to contribute to any "multiemployer plan," as that term is defined in Section 4001 of ERISA. Neither ITI, any subsidiary , any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has, at any time during the last five-year period preceding the date hereof, withdrawn from any Multiemployer Plan or Multiple Employer Plan or incurred any withdrawal liability that has not been satisfied in full.

               (f) No event has occurred, and there exists no condition or set of circumstances in connection with any ITI Employee Benefit Plan, under which ITI or any subsidiary, directly or indirectly (through any indemnification agreement or otherwise), could be subject to any liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code except for instances of non-compliance which, individually or in the aggregate, could not reasonably be expected to have an ITI Material Adverse Effect.

               (g) No proceeding by the Pension Benefit Guaranty Corporation (the "PBGC") to terminate any ITI Employee Benefit Plans pursuant to Title IV of ERISA has been instituted or threatened, there is no pending or threatened legal action or investigation against or involving any ITI


                                       16
                                      A-23

Employee Benefit Plans and there is no basis for any such legal action, proceeding or investigation. No amendment has been adopted which would require ITI, any subsidiary or ERISA Affiliate to provide security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

               (h) Neither ITI nor any ERISA Affiliate has incurred any liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise that has not been satisfied in full and no event or condition exists or has existed which could reasonably be expected to result in any such material liability. As of the date of this Agreement, no "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any ITI Employee Benefit Plan that is a defined benefit plan under Section 3(35) of ERISA.

               (i) No employer securities, employer real property or other employer property is included in the assets of any ITI Employee Benefit Plan.

               (j) All required contributions for all periods ending on or prior to the Effective Time (excluding any amounts not yet due) have been made in full. Subject only to normal retrospective adjustments in the ordinary course, all insurance premiums, including, but not limited to, premiums to the PBGC have been paid in full with respect to each applicable ITI Employee Benefit Plan for all periods ending on or prior to the Effective Time. As of the Effective Time, none of ITI Employee Benefit Plans has underfunded benefit liabilities as defined in Section 4001 of ERISA. Neither ITI nor any ERISA Affiliate has an accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, or any liability under Section 4971 of the Code. No waivers of the minimum funding requirements of Section 412 of the Code or
Section 302 of ERISA have been requested or obtained by ITI or any ERISA Affiliate.

               (k) No amounts payable under any ITI Employee Benefit Plan or other agreement, contract, or arrangement will fail to be deductible for federal income tax purposes by virtue of Section 280G or Section 162(m) of the Code.

               (l) There are no actions, suits or claims pending or, to the knowledge of ITI, threatened with respect to any ITI Employee Benefit Plan.

               (m) Participants' rights in all terminated ITI Employee Benefit Plans qualified under the Code have been fully satisfied.

               (n) No action, suit, grievance, arbitration or other manner of litigation or claim with respect to the assets of any ITI Employee Benefit Plan (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) is pending, threatened or imminent against or with respect to any ITI Employee Benefit Plan, ITI, any ERISA Affiliate or any fiduciary as such term is defined in Section 3(21) of ERISA, including but not limited to, any action, suit, grievance, arbitration or other manner of litigation or claim regarding conduct that allegedly interferes with the attainment of rights under ITI Employee Benefit Plans and none of the stockholders, owners, ITI or any fiduciary has knowledge of any facts which would give rise or could give rise to any such actions, suits, grievances, arbitration or other manner of litigation or claims with respect to any ITI Employee


                                       17
                                      A-24

Benefit Plan. To the best of its knowledge, ITI, its directors, officers, employees, or any fiduciary do not have any liability for the failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such plans.

               (o) ITI and its subsidiaries are parties to the collective bargaining agreements described in Section 2.10(o) of the ITI Disclosure Schedule.

                   (i) No labor organization or group of employees of ITI or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of ITI, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.

                   (ii) There are no organizing activities, strikes, work stoppages, slowdowns, lockouts or other labor disputes pending or, to the knowledge of ITI, threatened against or involving ITI or any of its subsidiaries. There are no grievances pending or, to the knowledge of ITI, threatened, which could reasonably be expected to have an ITI Material Adverse Effect.

                   (iii) Each of ITI and its subsidiaries is in material compliance with all applicable laws and collective bargaining agreements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, except where the failure to be in compliance could not reasonably be expected to have an ITI Material Adverse Effect.

                   (iv) There are no arbitration proceedings arising out of or under any collective bargaining agreement pending or, to the knowledge of ITI, threatened, against ITI or any of its subsidiaries, and there are no administrative charges or court complaints against ITI or any of its subsidiaries concerning alleged employment discrimination or other employment related matters pending or, to the knowledge of ITI, threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority. Neither ITI nor any of its subsidiaries are in violation of the Federal Worker Adjustment and Retraining Notification Act of 1988.

               (p) No ITI Employee Benefit Plan currently covers, or has ever covered, former or current non-U.S. Employees, independent contractors or consultants (or any of their beneficiaries). The consummation of the transactions contemplated by this Agreement will not cause, in itself, or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current foreign


                                       18
                                      A-25
employee, independent contractor or consultant (or any of their beneficiaries.

               (q) ITI and each of its subsidiaries are in compliance with all federal, state, local and foreign requirements regarding employment including, but not limited to, any foreign national's visa or resident status, except where the failure to obtain or to be in such compliance would not, in the aggregate, reasonably be expected to have an ITI Material Adverse Effect.

         2.11  Environmental Protection.

               (a) Each of ITI and its subsidiaries is in compliance in all respects with all applicable Environmental Laws, which compliance includes the possession by each of ITI and its subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except for such failures to comply that would not reasonably be expected to have a Company Material Adverse Effect on ITI and its subsidiaries (taken as a whole). Neither ITI nor its subsidiaries has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of ITI or its subsidiaries is not in compliance with any Environmental Law, and, there are no circumstances that may prevent or interfere with the compliance by any of ITI or its subsidiaries with any Environmental Law in the future. To ITI's knowledge, no current or prior owner of any property leased or controlled by any of ITI or its subsidiaries has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of ITI or its subsidiaries is not in compliance with any Environmental Law. All property that is or has been leased to, controlled by or used by ITI and its subsidiaries, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature and none of ITI nor its subsidiaries has any liability for any clean-up or remediation under any Environmental Law. All property that is leased to, controlled by or used by any of ITI or its subsidiaries is free of any friable asbestos or asbestos-containing material.

               (b) As used in this Agreement:

                   (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by ITI or any of its subsidiaries or, to the knowledge of ITI, any of its joint ventures; or (B) circumstances forming the basis of any violation, or alleged


                                       19
                                      A-26
                           violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                   (ii) "Environmental Laws" means all federal, state, local laws, rules, ordinances and regulations, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of natural resources or human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                   (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, coal tar residue, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents" or words of similar import, under any Environmental Law; and
                           (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which ITI or any of its subsidiaries or, to the knowledge of ITI, any of its joint ventures operates or has stored, treated or disposed of Hazardous Materials.

                   (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         2.12 Board Approval. The Board of Directors of ITI, by resolutions (or corporate action by written consent) duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "ITI Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of ITI and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement and the Merger and (iii) recommended that ITI's stockholders adopt this Agreement and directed that such matter be submitted for consideration by ITI's stockholders at the ITI stockholders' meeting. The ITI Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL. Except for Section 203 of the DGCL (which has been rendered inapplicable), no state


                                       20
                                      A-27
takeover statute is applicable to this Agreement or the Merger or the other transactions contemplated hereby or thereby.

         2.13 ITI Stockholders' Approval. On or prior to the initial closing of the Private Placement, ITI shall (i) obtain irrevocable proxies voting to approve this Agreement and the transactions contemplated hereby from all of its current executive officers and directors and beneficial holders of five percent (5%) or more of its capital stock in accordance with the provisions of its articles of incorporation and the DGCL and (ii) shall obtain proxies from all of the then-current purchasers of Units in the Private Placement as set forth in the subscription documents therefor voting to approve this Agreement and the transactions contemplated hereby in accordance with the provisions of its articles of incorporation and the DGCL (both (i) and (ii) above collectively, the "ITI Stockholders' Approval").

         2.14 Ownership of Lil Marc Common Stock. Neither ITI nor any of its subsidiaries "beneficially owns" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of the capital stock of Lil Marc.

         2.15 Takeover Provisions. ITI has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the articles of incorporation or the laws of the state of Delaware which is or could become applicable as a result of the transactions contemplated by this Agreement, including without limitation, Lil Marc's issuance of the Merger Consideration (collectively, "Takeover Laws"). ITI has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of ITI Common Stock or a change in control of ITI.

         2.16  Intellectual Property.

                   (a) ITI or its subsidiaries owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, licenses, know-how, concepts, computer programs, software, databases and other collections and compilations of data, other technical data, proprietary rights, proprietary processes, and other information and/or intellectual property necessary for their businesses as now conducted and as proposed to be conducted (each such item "ITI Intellectual Property") without any conflict with or infringement of the rights of others, and has the right to bring actions for the infringement, dilution, misappropriation or other violation of such ITI Intellectual Property, except to the extent that any such conflict or infringement, or the absence of any such right, would not individually or in the aggregate, have an ITI Material Adverse Effect.

                   (b) Section 2.16(b) of the ITI Disclosure Schedule contains a complete list of patents, patent applications, trademarks, service marks, trade names, copyrights and domain names used or held for use by ITI and its subsidiaries throughout the world and pending applications therefor and registrations, renewals, extensions and the like thereof, specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance,

                                       21
                                      A-28
registration, or application number of the item and (iv) the date of application and issuance or registration of the item. Except for agreements with their own employees or consultants regarding confidentiality and proprietary information, and with the exception of standard end-user license agreements, there are no outstanding options, licenses or agreements of any kind relating to ITI Intellectual Property, nor is ITI or any of its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, licenses, know-how, concepts, computer programs, software, databases and other collections and compilations of data, other technical data, proprietary rights, proprietary processes and other information and/or intellectual property of any other person or entity.

               (c) Section 2.16(c) of the ITI Disclosure Schedule hereto contains a complete and accurate list of all software owned by ITI and/or any of its subsidiaries as of the date hereof or at any time within the 36-month period prior to the date hereof (the "Owned Software"). ITI and/or the applicable subsidiaries own(s) exclusively all right, title and interest in and to the Owned Software and any and all enhancements, modifications, and other additions and/or improvements of or to the Owned Software, free and clear of all liens, including claims or rights of any joint owners or employees, agents, consultants or other persons involved in the development, creation, marketing, maintenance or enhancement of such computer software. All software used by ITI and/or any of its subsidiaries is either Owned Software or licensed software and is not otherwise owned by any other person (except the ownership by the named licensors of the licensed software).

               (d) Except as set forth on Section 2.16(d) of the ITI Disclosure Schedule, neither ITI nor any of its subsidiaries has received any communications alleging infringement, dilution, misappropriation, breach or other violation of, nor does ITI or any of its subsidiaries have reason to believe that ITI or any of its subsidiaries has infringed, diluted, misappropriated, breached or otherwise violated or, by conducting their businesses as proposed, would infringe, dilute, misappropriate, breach or otherwise violate, any of the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, licenses, know-how, concepts, computer programs, software, databases and other collections and compilations of data, technical data, proprietary rights, proprietary processes and other information and/or intellectual property ("Intellectual Property") of any other person or entity; neither ITI nor any of its subsidiaries is aware of any reasonable basis therefor or threat thereof.

               (e) To the extent that any works of authorship, materials, products, technology or software have been developed or created independently or jointly by any person other than ITI or any of its subsidiaries for which ITI or any of its subsidiaries has, directly or indirectly, paid, ITI or the applicable subsidiary has a written agreement with such person with respect thereto, and ITI or the applicable subsidiary thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property therein or thereto by operation of law or by valid assignment. In each case in which either ITI or any of its subsidiaries has acquired any Intellectual Property from any person, ITI or the applicable subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to ITI or the applicable subsidiary and, to the maximum extent provided for by,


                                       22
                                      A-29
and in accordance with, any applicable laws and regulations, ITI has recorded each such assignment with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office or their respective equivalents in any relevant foreign jurisdiction.

               (f) Neither ITI nor any of its subsidiaries is aware that any of its respective employees, agents, consultants or contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such person's or entity's best efforts to promote the interests of ITI and its subsidiaries, or that would conflict with ITI's or any of its subsidiaries' business as proposed to be conducted. Neither ITI nor any of its subsidiaries is aware of any current or past infringement, dilution, misappropriation, breach or other violation by a third party of any of ITI Intellectual Property. Neither ITI nor any of its subsidiaries has a plan to utilize, and does not believe it is or will be necessary to utilize, any inventions of any of its employees (or people it currently intends to hire) made prior to their employment or engagement by ITI or any of its subsidiaries. Except as set forth in Section 2.16(f) of the ITI Disclosure Schedule, the source code for the Owned Software has not been disclosed to any third party and none of the source code for the Owned Software has been placed in escrow or is otherwise not in the full and exclusive control of ITI and/or the applicable subsidiaries of ITI.

               (g) No ITI Intellectual Property owned or used by ITI or any of its subsidiaries is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by ITI or any of its subsidiaries. All of the patents, trademark and service mark registrations, copyright registrations and domain name registrations indicated in Section 2.16(g) of the ITI Disclosure Schedule are valid and in full force, are held of record in the name of ITI or the applicable subsidiary free and clear of all liens, encumbrances and other claims, are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity, and all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations. ITI and/or the applicable subsidiary is the applicant of record in all patent applications, and applications for trademark, service mark, and copyright registration indicated in Section 2.16(g) of the ITI Disclosure Schedule, and no opposition, extension of time to oppose, interference, final rejection, or final refusal to register has been received in connection with any such application. ITI and each of its subsidiaries has taken all reasonable steps that are required to protect ITI's rights in material trade secrets, know-how or other confidential or proprietary information (including, without limitation, source code) of ITI and any of its subsidiaries or provided by any other person to ITI or any applicable subsidiary.

         2.17  Certain Contracts.

               (a) For purposes of this Agreement, each of the following shall be deemed to constitute an "ITI Material Contract":


                                       23
                                      A-30

                    (i) any contract that would be required by the rules and regulations of the SEC to be filed as an exhibit to any SEC filing;

                    (ii) any contract relating to the employment of any employee, and any contract pursuant to which any of ITI or any of its subsidiaries is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $50,000, or an annual salary in excess of $50,000, to any current or former employee or director;

                    (iii) any contract relating to the acquisition, transfer, development, sharing or license of any material ITI Intellectual Property (except for any contract pursuant to which (A) any material ITI Intellectual Property is licensed to ITI or any of its subsidiaries under any third party software license generally available for sale to the public, or (B) any material ITI Intellectual Property is licensed by ITI or any of its subsidiaries to any person on a non-exclusive basis);

                    (iv) any contract which provides for indemnification of any officer, director or employee;

                    (v) any contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                    (vi) any contract that involves the payment or expenditure of $50,000 or more in any 12-month period or more than $100,000 in the aggregate that may not be terminated by ITI or any of its subsidiaries (without penalty) within sixty (60) days after the delivery of a termination notice by ITI or any of its subsidiaries;

                    (vii) any contract contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (B) the performance of services having a value in excess of $50,000 in the aggregate;

                    (viii) any contract imposing any restriction on the right or ability of ITI or any of its subsidiaries to (A) compete with any other person, (B) acquire any material product or other material asset or any services from any other person, sell any material product or other material asset to or perform any services for any other person or transact business or deal in any other manner with any other person, or (C) develop or distribute any material technology; and

                    (ix) any other contract, if a breach of such contract could reasonably be expected to have an ITI Material Adverse Effect on ITI or any of its subsidiaries (taken as a whole).

               (b) Each ITI Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

               (c) None of ITI or any of its subsidiaries has violated or breached, or committed any material default under, any ITI Material Contract. No other person has violated or breached, or committed any material default under, any ITI Material Contract.


                                       24
                                      A-31

               (d) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (i) result in a material violation or breach of any provision of any ITI Material Contract by any of ITI or any of its subsidiaries; (ii) give any person the right to declare a material default or exercise any material remedy under any ITI Material Contract; (iii) give any person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule under any ITI Material Contract; (iv) give any person the right to accelerate the maturity or performance of any ITI Material Contract; or (v) give any person the right to cancel or terminate, or modify in any material respect, any ITI Material Contract.

               (e) None of ITI or any of its subsidiaries is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person other than any of ITI or any of its subsidiaries.

               (f) Section 2.17(f) of the ITI Disclosure Schedule provides a list of all ITI Material Contracts (including all amendments thereto). ITI has provided or made available to Lil Marc a copy of each ITI Material Contract (including all amendments thereto) listed in Section 2.17(f) of the ITI Disclosure Schedule.

         2.18 Property and Assets. ITI and its subsidiaries have good and marketable title to all properties and assets owned by them, free and clear of all Liens, except such as are not significant or important in relation to ITI's business taken as a whole ("Permitted Liens"); all of the material leases and subleases under which ITI or any of its subsidiaries is the lessor or sublessor of properties or assets or under which ITI or any of its subsidiaries holds properties or assets as lessee or sublessee are in full force and effect, and ITI or any of its subsidiaries is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of ITI or any of its subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of ITI or any of its subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease. ITI or any of its subsidiaries owns or leases all such properties as are necessary to its operations.

         2.19 Agreements Not to Compete. ITI has delivered to Lil Marc true, complete and accurate copies of all contracts in full force and effect as of the date hereof between ITI and its subsidiaries and its respective directors, officers, employees, agents (including sales agents), dealers or distributors which prevent or restrict any such person from competing with ITI and its subsidiaries in any manner.

         2.20 Foreign Corrupt Practices. Neither ITI nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of ITI or any of its subsidiaries has, in the course of its actions for, or on behalf of, ITI or any of its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.


                                       25
                                      A-32

         2.21 Financial Advisor. Neither ITI nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agency Agreement.

         2.22 Representations and Warranties. The representations and warranties of ITI contained in this Agreement in the aggregate, disregarding all qualifications and exceptions contained therein relating to materiality or ITI Material Adverse Effect, are true and correct with only such exceptions which in the aggregate are not reasonably likely to have an ITI Material Adverse Effect. In the event a representation and warranty is qualified by an ITI Material Adverse Effect exception and there occurs an ITI Material Adverse Effect with respect thereto, such representation and warranty shall be conclusively deemed breached without regard to whether an ITI Material Adverse Effect was or was not reasonably likely.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF LIL MARC AND NEWCO

         Lil Marc and Newco jointly and severally represent and warrant to ITI as follows:

         3.1 Organization and Qualification. Lil Marc and each of its subsidiaries is a corporation or other legal entity organized, validly existing and in good standing under the laws of its jurisdiction of existence, has all requisite corporate power and authority to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary. True, accurate and complete copies of the articles of incorporation, as amended and in effect on the date hereof, and by-laws, as in effect on the date hereof, and minute books of Lil Marc and Newco have been made available to ITI.

         3.2 Subsidiaries. Newco is the only subsidiary of Lil Marc. As of the date hereof, Lil Marc does not have any joint ventures. All of the issued and outstanding shares of capital stock of, or other equity interests in, each subsidiary of Lil Marc are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Lil Marc free and clear of any Liens. There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies, rights, warrants or stock appreciation rights, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any subsidiary of Lil Marc to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating Lil Marc or any of any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

         3.3   Authority; Non-Contravention; Statutory Approvals; Compliance.

               (a) Authority. Each of Lil Marc and Newco have all requisite corporate power and authority to enter into this Agreement and Lil Marc Required Statutory Approvals (as defined in


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Section 3.3(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Lil Marc and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Lil Marc with respect to approval of the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Lil Marc and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a legal, valid and binding obligation of Lil Marc enforceable against Lil Marc in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

               (b) Non-Contravention. The execution and delivery of this Agreement by Lil Marc and Newco does not, and the consummation of the transactions contemplated hereby will not result in a Violation by Lil Marc or any of its subsidiaries or, to the knowledge of Lil Marc, any of its joint ventures pursuant to any provisions of (i) the Articles of Incorporation or by-laws of Lil Marc or any of its subsidiaries, (ii) subject to obtaining the Lil Marc Required Statutory Approvals (as defined below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority) applicable to Lil Marc or any of its subsidiaries or, to the knowledge of Lil Marc, any of its joint ventures, or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Lil Marc or any of its subsidiaries is a party or by which Lil Marc or any of its subsidiaries or any of their respective properties or assets may be bound or affected.

               (c) Statutory Approvals. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Lil Marc and Newco or the consummation by Lil Marc and Newco of the transactions contemplated hereby, except for those required under or in relation to (A) Blue Sky Laws, (B) the Securities Act, (C) the Exchange Act, (D) the Over-the-Counter Bulletin Board, and (E) the DGCL with respect to the filing of the Certificate of Merger (collectively, the "Lil Marc Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Lil Marc Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

               (d) Compliance. Neither Lil Marc nor any of its subsidiaries is in violation of, or under investigation with respect thereto, or has been given notice of any purported violation of, any law, statute, order, rule, regulation or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority. Lil Marc and its subsidiaries have all Permits necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would, in the aggregate, not reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of Lil Marc and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "Lil Marc Material Adverse Effect"). Lil Marc and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with


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lapse of time or action by a third party, could result in a default under, (i)
its articles of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject.

               (e) There is no "non-competition" or other similar consensual contract or agreement that restricts the ability of Lil Marc or any of its subsidiaries to conduct business in any geographic area or that would restrict Lil Marc or any of its affiliates from conducting business in any geographic area.

         3.4   Capitalization.


               (a) The authorized capital stock of Lil Marc consists solely of 5,000,000 shares of Lil Marc Common Stock. As of the date hereof, there were issued and outstanding 2,668,666 shares of Lil Marc Common Stock. All of the issued and outstanding shares of capital stock of Lil Marc are, and upon issuance of the shares comprising the Merger Consideration will be, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding subscriptions, options, calls, contracts, voting trusts, registration rights, proxies, rights, warrants or stock appreciation rights, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Lil Marc or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Lil Marc, or obligating Lil Marc to grant, extend or enter into any such agreement or commitment.

               (b) At the Effective Time, the authorized capital stock of Lil Marc shall consist of 35,000,000 shares of Lil Marc Common Stock and 10,000,000 shares of Lil Marc Preferred Stock, of which between 1,340,131 and 1,442,616 (as a result of the Reverse Stock Split) shares of Lil Marc Common Stock and no shares of Lil Marc Preferred Stock shall be issued and outstanding.

               (c) The authorized capital stock of Newco consists of 100 shares of Newco Common Stock. As of the date of this Agreement, five (5) shares of Newco Common Stock was issued and outstanding, all of which is owned by Lil Marc.

               (d) All offers and sales of capital stock of Lil Marc prior to the date of this Agreement were, at all relevant times, duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, as the case may be. The shares of Lil Marc Common Stock comprising the Merger Consideration (excluding, without limitation, any shares issuable pursuant to Stock Options and warrants pursuant to Section 1.13 of this Agreement) will be issued in material compliance (assuming each recipient of Lil Marc Common Stock is an "accredited investor" and has otherwise complied in all material respects with the applicable state and federal securities laws) with (A) the registration requirements of the Securities Act and (B) the registration and qualification requirements of all applicable state securities laws.

         3.5   Operations of Lil Marc and Newco.


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


               (a) Since May 25, 2000, Lil Marc and its subsidiaries (i) have not engaged in any business activities of any type whatsoever, except with respect to their maintenance as a public reporting company under the Exchange Act and except as in furtherance of this Agreement and the transactions contemplated hereby, (ii) do not own any properties or other assets, (iii) has not less than Two Hundred Thousand Dollars ($200,000) of cash (or cash equivalents) and has no material liabilities, whether fixed, accrued or contingent, and (iv) are not a party to or bound by any contract, commitment, agreement or understanding (whether written or oral), except for this Agreement, any subscription or other documents in connection with the Private Placement. Lil Marc has no employees nor has Lil Marc had any employees since May 25, 2000. At the Effective Time, Lil Marc shall have not more than Fifty Thousand Dollars ($50,000), in the aggregate, in fees, expenses or disbursements incurred in connection with the consummation of the transactions contemplated by this Agreement.

               (b) Newco was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         3.6 Consents and Approvals. Except as required with respect to the Lil Marc Statutory Approvals, and except for any other filings under federal or state securities laws in connection with the Merger, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Lil Marc or Newco of the transactions contemplated by this Agreement or to enable Lil Marc to continue to conduct its business after the Effective Time in a manner that is in all material respects consistent with that in which such business is currently conducted.

         3.7   Reports and Financial Statements.

               (a) Lil Marc became subject to the reporting requirements of the Exchange Act on June 10, 1998 and the filings required to be made by Lil Marc or any of its subsidiaries since such date under the Exchange Act, and applicable state laws and regulations have been filed with the SEC and the Secretary of State of the State of Nevada, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including, but not limited to, all franchises, services agreements, material agreements and related documents, and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder. Lil Marc has made available to ITI a true and complete copy of each form, report, schedule, registration statement, registration exemption, if applicable, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by Lil Marc or any of its subsidiaries with the SEC since June 10, 1998 (as such documents have since the time of their filing been amended, the "Lil Marc SEC Reports"), which are all the documents (other than preliminary materials) that Lil Marc and its subsidiaries were required to file with the SEC under the Exchange Act since such date. As of their respective dates, the Lil Marc SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (i) complied as to form in all material respects with the requirements of the Exchange


                                       29
                                      A-36

Act, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including, in each case, the notes, if any, thereto) included in the Lil Marc SEC Reports (collectively, the "Lil Marc Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to be, individually or in the aggregate, materially adverse to Lil Marc and its subsidiaries, taken as a whole)) the consolidated financial position of Lil Marc as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Each subsidiary of Lil Marc is treated as a consolidated subsidiary of Lil Marc in Lil Marc Financial Statements for all periods covered thereby.

               (b) As of the date hereof and except as set forth in the Lil Marc Financial Statements, and to the knowledge of Lil Marc, Lil Marc and its subsidiaries have no liabilities or obligations of any nature (whether asserted, unasserted, accrued, unaccrued, absolute, fixed, contingent, liquidated, unliquidated, due, to become due, or otherwise), and there is no fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations. Lil Marc and its subsidiaries have filed all necessary federal, state and foreign income and franchise Tax Returns due prior to the date of this Agreement and have paid all Taxes shown as due thereon. There are no unpaid Taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of Lil Marc know of no basis for such claim. The properties and assets of Lil Marc and its subsidiaries are owned by Lil Marc free and clear of all Liens.

         3.8 Absence of Certain Changes or Events. Except as disclosed in the Lil Marc SEC Reports filed prior to the date hereof, since the Balance Sheet Date, Lil Marc and each of its subsidiaries ITI has not:

               (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, having individually or in the aggregate a Lil Marc Material Adverse Effect;

               (b) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise;

               (c) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown in the Lil Marc SEC Reports, and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business and consistent with past practices;

               (d) mortgaged, pledged or subjected to lien any of its assets, tangible or


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                                      A-37
intangible;

               (e) sold, transferred or leased any of its assets except in the usual and ordinary course of business and consistent with past practices;

               (f) cancelled or compromised any debt or claim, or waived or released any right, of material value;

               (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of Lil Marc;

               (h) entered into any transaction other than in the usual and ordinary course of business except for this Agreement and the related agreements contemplated hereby;

               (i) encountered any labor difficulties or labor union organizing activities;

               (j) made or granted any wage or salary increase or entered into any employment agreement;

               (k) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of Lil Marc;

               (l) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities;

               (m) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, having (either by itself or in conjunction with all such other changes, events and conditions) a Lil Marc Material Adverse Effect;

               (n) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted; or

               (o) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

         3.9 Litigation. There is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, court, governmental instrumentality or agency, self-regulatory organization or body or public board now pending or, to the knowledge of Lil Marc, threatened against Lil Marc or any of its subsidiaries or any of Lil Marc's officers or directors in their capacities as such (or basis therefor known to Lil Marc). Neither Lil Marc nor any of its subsidiaries is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.


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


         3.10 Information Statement. None of the information supplied or to be supplied by or on behalf of each of Lil Marc and Newco for inclusion or incorporation by reference in the Information Statement will, at the date such Information Statement is mailed to the holders of Lil Marc Common Stock, and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made by each of Lil Marc and Newco with respect to statements made or incorporated by reference in the Information Statement based on information by ITI for inclusion or incorporation by reference therein. The Information Statement and any other documents to be filed with the SEC or any other Governmental Authority in connection with the Merger and other transactions contemplated hereby will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         3.11 Board Approval. The Board of Directors of Lil Marc, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Lil Marc Board Approval"), has duly authorized (a) an amendment to the articles of incorporation of Lil Marc (i) this Agreement and the transactions contemplated hereby, (ii) increasing its authorized shares of Lil Marc Common Stock from 5,000,000 shares to 35,000,000 shares, (iii) amending its corporate purpose,
(iv) authorizing the Reverse Stock Split, (v) changing its corporate name and
(vi) authorizing the issuance of up to 10,000,000 shares of Lil Marc Preferred Stock, (b) the adoption of the Lil Marc Stock Option Plan, (c) the appointment of certain directors to the Lil Marc Board of Directors as set forth on Exhibit
5.10 attached hereto and (d) the appointment of auditors for the fiscal year ended December 31, 2002. The Lil Marc Board Approval constitutes approval of this Agreement and the Merger for purposes of Sections 92A.380 and 92A.390 of the Nevada Revised Statutes ("NRS"), Section 203 of the DGCL and Article III of the by-laws of Lil Marc. Except for Sections 92A.380 and 92A.390 of the NRS and
Section 203 of the DGCL (which have been rendered inapplicable), no state takeover statute is applicable to this Agreement or the Merger or the other transactions contemplated hereby or thereby.

         3.12 Ownership of ITI Common Stock. Neither Lil Marc nor any of its subsidiaries "beneficially owns" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of the capital stock of ITI.

         3.13 Lil Marc Stockholders' Consent. Lil Marc has obtained the Lil Marc Stockholders' Consent.

         3.14 Financial Advisor. Neither Lil Marc nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agency Agreement.

         3.15 Representations and Warranties. The representations and warranties of Lil Marc contained in this Agreement in the aggregate, disregarding all qualifications and exceptions contained therein relating to materiality or Lil Marc Material Adverse Effect, are true and correct with only such exceptions which in the aggregate are not reasonably likely to have a Lil Marc Material Adverse Effect. In the event a representation and warranty is qualified by a Lil Marc


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


Material Adverse Effect exception and there occurs a Lil Marc Material Adverse Effect with respect thereto, such representation and warranty shall be conclusively deemed breached without regard to whether a Lil Marc Material Adverse Effect was or was not reasonably likely.

                                   ARTICLE IV

                  CERTAIN COVENANTS OF ITI, LIL MARC AND NEWCO

         4.1 Conduct of Business of ITI. At all times from and after the date hereof until the Effective Time, ITI covenants and agrees as to itself and its subsidiaries (except as expressly contemplated or permitted by this Agreement or as set forth in Section 4.1 of the ITI Disclosure Schedule, or to the extent that Lil Marc shall otherwise previously consent in writing):

               (a) Ordinary Course of Business. ITI shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, each party hereto shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill and preserve the goodwill and relationships with customers, suppliers and others having significant business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group (provided that voluntary terminations of employment by officers or employees shall not be deemed a violation of this subsection), (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and (iv) comply in all material respects with all laws and orders of all Governmental Authorities applicable to them.

               (b) Dividends; Changes in Stock. ITI shall not, nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on, or make other distributions in respect of, any capital stock other than dividends by a direct or indirect subsidiary to ITI, (ii) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary, or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

               (c) Issuance of Securities. Except as contemplated in Section 2.3(b), ITI shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) pursuant to outstanding stock options granted under any employee benefit plans, or (ii) in the case of subsidiaries, for issuances of capital stock to ITI or any of its subsidiaries.


                                       33
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


               (d) Charter Documents; Other Actions. Except to the extent required to comply with its obligations hereunder or with applicable law, ITI shall, nor shall ITI permit any of its subsidiaries to, amend its articles of incorporation, by-laws, or similar organic documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent or materially impede or interfere with the Merger.

               (e) Tax-Free Qualification. ITI shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its respective subsidiaries to, take any action (including any action otherwise permitted by this Article IV) that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

               (f) Satisfaction of Closing Conditions. Except as required by applicable law, ITI shall not, and shall not permit any of its subsidiaries to, take any action that would, or would reasonably be expected to, result in (i) any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) a material delay in the satisfaction of such conditions; provided, however, that ITI is not required by this Agreement to consummate the Private Placement.

         4.2 Conduct of Business of Lil Marc. At all times from and after the date hereof until the Effective Time, Lil Marc covenants and agrees as to itself and its subsidiaries (except as expressly contemplated or permitted by this Agreement, the Lil Marc Stockholders' Consent, or to the extent that ITI shall otherwise previously consent in writing):

               (a) Ordinary Course of Business. Lil Marc shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course and in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, each party hereto shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill and preserve the goodwill and relationships with customers, suppliers and others having significant business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group (provided that voluntary terminations of employment by officers or employees shall not be deemed a violation of this subsection), (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice, and (iv) comply in all material respects with all laws and orders of all Governmental Authorities applicable to them.

               (b) Dividends; Changes in Stock. Lil Marc shall not, nor shall it permit any of its subsidiaries to: (i) declare or pay any dividends on, or make other distributions in respect of, any capital stock other than dividends by a direct or indirect subsidiary to Lil Marc, (ii) other than with respect to the Reverse Stock Split, split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary, or (iii) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary other than redemptions, repurchases and other acquisitions of shares of capital stock in


                                       34
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


connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

               (c) Issuance of Securities. Lil Marc shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than in the case of subsidiaries, for issuances of capital stock to Lil Marc or any of its subsidiaries.

               (d) Charter Documents; Other Actions. Except as required as a result of the Lil Marc Stockholders' Consent and to the extent required to comply with its obligations hereunder or with applicable law, Lil Marc shall, nor shall Lil Marc permit any of its subsidiaries to, amend its articles of incorporation, by-laws, or similar organic documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent or materially impede or interfere with the Merger.

               (e) Tax-Free Qualification. Lil Marc shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its respective subsidiaries to, take any action (including any action otherwise permitted by this Article IV) that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code.

               (f) Satisfaction of Closing Conditions. Except as required by applicable law, Lil Marc shall not, and shall not permit any of its subsidiaries to, take any action that would, or would reasonably be expected to, result in
(i) any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) a material delay in the satisfaction of such conditions.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Access to Information. Upon reasonable notice, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, operating facilities, books, contracts, commitments and records (including, but not limited to, Tax Returns) to the extent that such party or any of its subsidiaries is not under a legal obligation not to provide access or to the extent that such access would not constitute a waiver of the attorney-client privilege and does not unreasonably interfere with the business and operations of such party; provided that such right of access shall include reasonable environmental assessment with respect to any properties of the parties or their respective subsidiaries. During such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (a) access to each reasonably available report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with the SEC, the Department of Justice, the Federal Trade Commission, any state authority with jurisdiction over public utilities or


                                       35
                                      A-42
any other federal or any state regulatory agency or commission, and (b) all information concerning themselves, their subsidiaries, directors, officers and stockholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. The party requesting copies of any documents from any other party hereto shall be responsible for all out-of-pocket expenses incurred by the party to whom such request is made in complying with such request, including any cost of reproducing and delivering any required information.

         5.2 Consents and Approvals. Lil Marc, Newco and ITI shall cooperate in using their commercially reasonable efforts to obtain as promptly as practicable all ITI Required Consents and ITI and Lil Marc Required Statutory Approvals required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by this Agreement.

         5.3 Information for Information Statement. As promptly as reasonably practicable after the date hereof, Lil Marc shall prepare and file with the SEC the Information Statement. Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Information Statement. No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Information Statement. The Information Statement shall comply as to form in all material respects with the Securities Act and the rules and regulations thereunder. No filing of, or amendment or supplement to, the Information Statement will be made without the approval of all parties hereto. Each party will advise the other parties, promptly after it receives notice thereof, of any request by the SEC for amendment of the Information Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Lil Marc or ITI, or any of their respective affiliates, trustees, directors or officers, is discovered that should be set forth in an amendment or supplement to any of the Information Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable law, disseminated to the holders of capital stock of Lil Marc.

         5.4 Commercially Reasonable Efforts, Etc. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary, proper or advisable under applicable law in order to effectuate the Merger simultaneously with or as promptly as possible after the closing of the Private Placement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes hereof, including without limitation the execution of additional instruments in order to comply with the DGCL or NRS, the officers, directors and partners of each party to this Agreement are fully authorized to take, and shall take, all such action.

         5.5 Public Announcements. Lil Marc and ITI shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with


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


respect to this Agreement, or any of the transactions contemplated hereby and, subject to each party's disclosure obligations imposed by law or any applicable national securities exchange, shall not issue any public announcement or statement relating thereto prior to consultation with the other party.

         5.6 Consents, Approvals and Filings. The parties hereto will make all necessary filings, as soon as reasonably practicable, in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. The parties hereto will use reasonable efforts and cooperate fully with each other to (a) comply with all governmental requirements applicable to the Merger and (b) obtain as promptly as practicable all necessary permits, consents and approvals of governmental entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated hereby.

         5.7 Current Information. During the period from the date of this Agreement to the Effective Time, ITI and Lil Marc will cause one or more of their designated representatives to confer on a regular and frequent basis (not less than weekly) with each other and to report the general status of the ongoing operations of each of Lil Marc, Newco, and ITI. ITI will promptly notify Lil Marc and Newco of any material change in the normal course of business or in the operation of the properties of ITI and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving ITI and will keep Lil Marc and Newco fully informed of such events. Lil Marc and Newco will promptly notify ITI of any material change in the normal course of business or in the operation of the properties of Lil Marc and Newco and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Lil Marc or Newco and will keep ITI fully informed of such events.

         5.8 Merger Consideration. The parties hereto acknowledge and agree that the shares of Lil Marc Common Stock issuable to the holders of ITI Common Stock pursuant to Sections 1.6 and 1.8 herein shall constitute "restricted securities" with the meaning of the Securities Act. Such shares shall bear appropriate legends to identify such shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions of transfer of such shares. It is understood and agreed by the parties that not later than six (6) months after the Effective Time, Lil Marc shall file a registration statement with the SEC registering for resale shares purchased in the Private Placement under the Securities Act, as more expressly set forth in the subscription documents relating to the Private Placement.

         5.9   Indemnification of Officers and Directors.

               (a) Indemnification. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Lil Marc and the Surviving Corporation shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or management employee of ITI and Lil Marc and their respective subsidiaries (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorneys' fees and


                                       37
                                      A-44
expenses), claims, damages, costs, liabilities, judgments or (subject to the proviso of the next succeeding sentence) amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or management employee of such party or any subsidiary thereof, whether pertaining to any matter existing or occurring at or prior to or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time and (ii) all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, or the transactions contemplated hereby. In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time), (A) Lil Marc shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Lil Marc, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, (B) Lil Marc shall cooperate in the defense of any such matter and (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in Lil Marc's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to Lil Marc and the Indemnified Party; provided, however, that Lil Marc shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel.

               (b) Insurance. Lil Marc and ITI shall honor the provisions and levels with respect to the maintenance of insurance policies relating to directors' and officers' liability insurance set forth in the Placement Agency Agreement.

               (c) Successors. In the event Lil Marc or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Lil Marc shall assume the obligations set forth in this Section 5.9.

               (d) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of Lil Marc and ITI and their respective subsidiaries with respect to their activities as such prior to or at the Effective Time, as provided in their respective articles of incorporation or bylaws or indemnification agreements in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

               (e) Benefit. The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.


                                       38
                                      A-45

         5.10  Directors and Officers of Lil Marc and the Surviving Corporation.


               (a) Lil Marc and ITI shall take, or cause to be taken, all action necessary so that at the Effective Time, the directors and officers of Lil Marc shall be as set forth on Exhibit 5.10, provided, however, that Lil Marc shall nominate its directors prior to the filing of the Information Statement with the SEC.

               (b) Lil Marc, Newco and ITI shall take, or cause to be taken, all action necessary so that at or immediately after the Effective Time, the Directors and Officers of the Surviving Corporation shall be as set forth on Exhibits 1.4 and 1.5 hereto, respectively.

         5.11     Certain Employee Agreements

               (a) Subject to Section 5.11(d), Lil Marc and its subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of ITI and its subsidiaries that apply to any current or former employees or current or former directors of ITI and its subsidiaries; provided, however, that this undertaking is not intended to prevent Lil Marc from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, or from enforcing any right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

               (b) For all purposes under the employee benefit plans providing benefits after the Effective Time to any individuals who are employed by ITI or any of its subsidiaries, as the case may be, immediately prior to the Effective Time and who continue in the employment of Lil Marc or any of its subsidiaries after the Effective Time (a "Continuing Employee"), such employee shall be credited in accordance with the terms of the applicable plan with his or her years of service before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar ITI Employee Benefit Plan, except to the extent such credit would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all ITI Employee Benefit Plans or any other employee benefit plans sponsored by Lil Marc and its subsidiaries after the Effective Time (such plans, collectively the "New Plans") to the extent coverage under such plan replaces coverage under a comparable ITI Employee Benefit Plan, in which such employee participates immediately before or at any time following the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Lil Marc shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, except to the extent such exclusions and/or requirements were applicable to such employee and/or his or her dependents under the applicable Old Plan and Lil Marc shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.


                                       39
                                      A-46

         5.12 Available Cash. Immediately prior to the Effective Time, Lil Marc shall have not less than Two Hundred Thousand Dollars ($200,000) of cash (or cash equivalents) and shall have no material liabilities, whether fixed, accrued or contingent. At the Effective Time, Lil Marc shall have not more than Fifty Thousand Dollars ($50,000), in the aggregate, in fees, expenses or disbursements incurred in connection with the consummation of the transactions contemplated by this Agreement.

         5.13 Further Assurances. Each of ITI and Lil Marc shall, and shall cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by the other in order to consummate the Merger and other transactions contemplated by this Agreement and to use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby, including fully cooperating with the other in obtaining ITI Required Statutory Approvals, the Lil Marc Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

         5.14 Conveyance Taxes. Lil Marc and ITI shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be paid on or before the Effective Time.

         5.15 Lil Marc Common Stock. Lil Marc shall take all corporate action necessary to reserve for issuance and shall reserve for issuance a sufficient number of shares of Lil Marc Common Stock for delivery upon exercise of the Stock Options, SARs and warrants to be exchanged pursuant to Section 1.13 of this Agreement.

         5.16 Private Placement. At any time after the Initial Closing (as defined in Section 3(a)(i) of the Placement Agency Agreement) of the Private Placement, ITI shall not terminate this Agreement pursuant to Section 7.1(g) unless such termination has been approved by a majority of the Commonwealth Board Designees (as defined in Section 3(b)(xi) of the Placement Agency Agreement).

         5.17 ComVest Capitalization Adjustment. ComVest Capital Partners, LLC, the majority stockholder of Lil Marc ("ComVest"), solely as it relates to Lil Marc's representations and warranties contained in Section 3.4(a) and (b) "Capitalization" of this Agreement, shall tender to Lil Marc for cancellation such number of shares of Lil Marc Common Stock that is beneficially owned by ComVest representing any inaccuracy with respect to the capitalization of Lil Marc set forth in Section 3.4(a) and (b) herein; provided, however, that ComVest shall not be obligated to tender shares for any inaccuracies, in the aggregate, of less than five percent (5%) of Lil Marc Common Stock issued and outstanding immediately prior to the Effective Time; provided, further, that ComVest's obligations under this Section 5.17 shall terminate twenty-four (24) months after the Effective Time.


                                       40
                                      A-47

                                   ARTICLE VI

                            CONDITIONS TO OBLIGATIONS

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Lil Marc, Newco and ITI to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by applicable law), at or prior to the Effective Time, of each of the following conditions:

               (a) No Injunction. As of the Effective Time, no statute, rule, regulation, order, judgment, injunction, writ or preliminary restraining order or decree of any nature shall have been issued, enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, which prohibits or restricts the consummation of the Merger or makes such consummation illegal.

               (b) Statutory Approvals. The Lil Marc Required Statutory Approvals and the ITI Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a Lil Marc Material Adverse Effect or an ITI Material Adverse Effect. A "Final Order" means action (including the approval of transfer, assignment or modification of Environmental Permits) by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

               (c) Private Placement. The Private Placement shall have been consummated, raising gross proceeds from the sale of Units of not less than Five Million Dollars ($5,000,000).

         6.2 Conditions to Obligations of Lil Marc and Newco. The obligations of each of Lil Marc and Newco to consummate the transactions contemplated by this Agreement are also subject to the satisfaction of each of the following additional conditions, any one or all of which may be waived in whole or in part by Lil Marc and Newco to the extent permitted by applicable law:

               (a) Representations and Warranties. All representations and warranties of ITI contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

               (b) Performance of Agreement. ITI shall have duly performed in all material respects (and in the case of Section 4.1, in all respects) all obligations and agreements, and complied


                                       41
in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Effective Time. None of the events permitting Lil Marc and Newco to terminate this Agreement under Article VII hereof shall have occurred and be continuing.

               (c) Officer's Certificate. ITI shall have delivered to Lil Marc and Newco a certificate, dated the Effective Time, of an officer of ITI certifying that the conditions specified in Section 6.1 (as they relate to ITI) and Section 6.2(a), (b), (g) and (i) hereof have been fulfilled .

               (d) No ITI Material Adverse Effect. No ITI Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, an ITI Material Adverse Effect.

               (f) ITI Required Consents. The ITI Required Consents, the failure of which to be obtained would have an ITI Material Adverse Effect, shall have been obtained.

               (g) ITI Preferred Stock. Immediately prior to or at the Effective Time, all issued and outstanding shares of ITI Preferred Stock shall have converted into shares of ITI Common Stock.

               (h) Directors and Officers of the Surviving Corporation. All of the directors and officers of ITI immediately prior to the Effective Time shall have submitted their written resignations effective as of the Effective Time. Prior to or at the Effective Time, ITI shall have taken, or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Exhibits 1.4 and 1.5 hereto, respectively.

               (i) ITI Stockholders' Consent.ITI shall have obtained the ITI Stockholders' Consent.

               (j) Opinion of Counsel. Lil Marc and Newco shall have received an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, counsel to ITI, dated the Closing Date, in a form reasonably satisfactory to Lil Marc and Newco and addressed to Lil Marc and Newco, with such knowledge qualifiers and assumptions with respect to certain state laws as is customary and reasonable, substantially to the effect that:

                   (i) ITI has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by ITI and the consummation by ITI of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of ITI;

                   (ii) This Agreement has been duly and validly executed and delivered by ITI (assuming the due authorization, execution and delivery thereof by Lil Marc and Newco) constitutes the legal, valid and binding obligation of ITI, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency,


                                       42
                                      A-49
               fraudulent conveyance, reorganization, conservatorship, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (irrespective of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating hereto;

                   (iii) No consent, approval, waiver, license or authorization or other action by or filing or registration with any state corporate or United States federal public or governmental authority is required in connection with the execution and delivery by the Company of this Agreement or the consummation by ITI of the transactions contemplated hereby, except for the filing with the appropriate authorities of the Certificate of Merger, filings, registrations and other actions required pursuant to the 1933 Act, the Exchange Act, filings with the Over-the-Counter Bulletin Board, and state securities or Blue Sky Laws, in each case as to which we express no opinion in this paragraph (iii) and those which already have been obtained by ITI; and

                   (iv) The execution and delivery by ITI of this Agreement, and the performance by ITI of its obligations hereunder do not constitute a default under or violate (A) any provisions of the articles of incorporation or by-laws of ITI or any of its subsidiaries presently in effect, (B) any of the terms or provisions of any material document, agreement or other instrument to which ITI or any of its subsidiaries is a party or by which they are bound, of which we are aware, (C) any applicable state corporate or United States federal law or regulation (other than federal and state securities or "blue sky" laws, as to which we express no opinion in this paragraph (x)), or (D) any judgment, writ, injunction, decree, order or ruling of any state corporate or United States federal court or public or governmental authority binding on of ITI or any of its subsidiaries, of which we are aware; and

                   (v) There is no litigation, proceeding or public or
               governmental investigation pending or threatened in writing against ITI or any of its subsidiaries that relates to the transactions contemplated by this Agreement or which, if determined adversely to ITI or any of its subsidiaries, would have an ITI Material Adverse Effect.

         6.3 Conditions to the Obligations of ITI. The obligation of ITI to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law), at or prior to the Effective Time, of each of the following conditions:

               (a) Representations and Warranties. All representations and warranties of Lil Marc and Newco contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by


                                       43
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


this Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

               (b) Performance of Agreement. Lil Marc and Newco shall have duly performed in all material respects all obligations and agreements and complied in all material respects (and in the case of Section 4.2, in all respects) with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to or at the Effective Time. None of the events permitting ITI to terminate this Agreement under Article VII hereof shall have occurred and be continuing.

               (c) Officer's Certificate. Lil Marc and Newco shall have delivered to ITI a certificate, dated the Effective Time, of a officers of Lil Marc and Newco certifying that the conditions specified in Section 6.1 (as they relate to Lil Marc and Newco) and Section 6.3(a), (b) (i) and (k) hereof have been fulfilled.

               (d) No Lil Marc Material Adverse Effect. No Lil Marc Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Lil Marc Material Adverse Effect.

               (e) Directors and Officers of Lil Marc and the Surviving Corporation. All of the directors and officers of Lil Marc and Newco immediately prior to the Effective Time shall have submitted their written resignations effective as of the Effective Time. Prior to or at the Effective Time, Lil Marc and Newco shall have taken or caused to be taken all necessary corporate action so that, at or immediately after the Effective Time, the directors and officers of Lil Marc and the Surviving Corporation shall be as set forth in Exhibits 5.11, 1.4 and 1.5, respectively.

               (f) ITI Agreements. Lil Marc shall have assumed the obligations of ITI under the ITI Employment Agreements on terms reasonably satisfactory to ITI.

               (g) ITI Options and Warrants. Prior to or at the Effective Time, Lil Marc shall have taken or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time, the Stock Options, SARs and warrants shall be converted in accordance with Section 1.13 hereof.

               (h) Lil Marc Cash. Immediately prior to the Effective Time, Lil Marc shall have not less than Two Hundred Thousand Dollars ($200,000) of cash (or cash equivalents) and shall have no material liabilities, whether fixed, accrued or contingent. At the Effective Time, Lil Marc shall have not more than Fifty Thousand Dollars ($50,000), in the aggregate, in fees, expenses or disbursements incurred in connection with the consummation of the transactions contemplated by this Agreement.

               (i) Lil Marc Stockholders' Consent. The matters set forth in the Lil Marc Stockholders' Consent shall have been effectuated.

               (j) Reverse Stock Split. The Reverse Stock Split shall have been effectuated.


                                       44
                                      A-51

               (k) Opinion of Counsel. ITI shall have received an opinion of Greenberg Traurig, LLP, special counsel to Lil Marc, dated the Closing Date, in a form reasonably satisfactory to ITI and addressed to ITI, with such knowledge qualifiers and assumptions with respect to certain state laws as is customary and reasonable, substantially to the effect that:

                   (i) Each of Lil Marc and Newco is a corporation validly
               existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently being conducted. Lil Marc and Newco are not qualified to transact business as a foreign corporation in any foreign jurisdiction;

                   (ii) Lil Marc and Newco have all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution, delivery and performance of this Agreement by Lil Marc and Newco and the consummation by Lil Marc and Newco of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Lil Marc and Newco;

                   (iii) This Agreement has been duly and validly executed and delivered by Lil Marc and Newco (assuming the due authorization, execution and delivery thereof by ITI) constitutes the legal, valid and binding obligation of Lil Marc and Newco, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, conservatorship, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (irrespective of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating hereto;

                   (iv) The shares of Lil Marc Common Stock to be issued by Lil
               Marc pursuant to this Agreement have been duly authorized and, when issued and delivered in the manner contemplated by this Agreement, will be validly issued, fully paid and nonassessable, and free of preemptive rights arising under law or pursuant to Lil Marc's articles of incorporation;

                   (v) No consent, approval, waiver, license or authorization or other action by or filing or registration with any state corporate or United States federal public or governmental authority is required in connection with the execution and delivery by the Company of this Agreement or the consummation by Lil Marc and Newco of the transactions contemplated thereby, except for the filing with the appropriate authorities of the Certificate of Merger, filings, registrations and other actions required pursuant to the 1933 Act, the Exchange Act, filings with the Over-the-Counter Bulletin Board, and state securities or Blue Sky Laws, in each case as to


                                       45
                                      A-52
               which we express no opinion in this paragraph (v) and those which already have been obtained by Lil Marc or Newco; and

                   (vi) There is no litigation, proceeding or public or
               governmental investigation pending or threatened in writing against Lil Marc or Newco that relates to the transactions contemplated by this Agreement or which, if determined adversely to Lil Marc or Newco, would have a Lil Marc Material Adverse Effect.

                                   ARTICLE VII

                                   TERMINATION

         7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the stockholders of Lil Marc and ITI, prior to the Effective Time:

               (a) By mutual written consent of ITI, Lil Marc and Newco;

               (b) by either Lil Marc or ITI if (i) the Merger shall not have been consummated by the date which is one hundred twenty (120) days after the date of this Agreement (the "Termination Date") (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Termination Date);

               (c) By ITI or by Lil Marc and Newco, in either case, if a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

               (d) By Lil Marc and Newco, if ITI shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement or if any representation or warranty of ITI made herein fails to be true and complete in any material respect when given and at any time thereafter, except for (i) changes permitted by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date), provided, however, that if any such failure is curable, notice of such failure shall have been given to ITI by Lil Marc and Newco and ITI shall not have cured such failure within thirty (30) days of notice thereof and, provided, further, that Lil Marc shall not be in material breach of any of its covenants, agreements or representations and warranties in this Agreement;

               (e) By Lil Marc and Newco, if ITI shall have failed to obtain the ITI Stockholders' Approval;

               (f) By ITI, if (i) the Lil Marc Stockholders' Approval shall have been withdrawn or modified without ITI's written consent or (ii) the Reverse Stock Split is not effectuated;


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               (g) By ITI, if any representation or warranty of Lil Marc or
Newco made herein fails to be true and complete in any material respect when given and at any time thereafter, except for (i) changes permitted by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date, provided, however, that if any such failure is curable, notice of such failure shall have been given to Lil Marc and Newco by ITI and Lil Marc and/or Newco shall not have cured such failure within thirty (30) days of notice thereof, and provided, further, that ITI shall not be in material breach of any of its covenants, agreements or representations and warranties in this Agreement; or

               (h) By ITI, if Lil Marc or Newco shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement, except for changes permitted by this Agreement, provided, however, that if any such failure is curable, notice of such failure shall have been given to Lil Marc and Newco by ITI and Lil Marc and/or Newco shall not have cured such failure within thirty (30) days of notice thereof, and provided, further, that ITI shall not be in material breach of any of its covenants, agreements or representations and warranties in this Agreement.

         7.2 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VII, prompt written notice shall be given by the terminating party to the other parties hereto, and, unless the party seeking to terminate this Agreement shall have no right to do so, no party to this Agreement shall have any further liability to any other parties hereto.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Survival of Representations, Warranties, Covenants and Agreements. The respective representations, warranties, covenants and agreements of the parties hereto shall not survive the Effective Time. Notwithstanding the foregoing, this Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time, including without limitation, Sections 1.7, 1.8, 1.9, 5.9, 5.11 and 5.17 hereof.

         8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Lil Marc, Newco and ITI at any time prior to the Effective Time with respect to any of the terms herein, provided that, after approval of the Merger by the stockholders of Lil Marc, no amendment shall be made after approval of the Merger by the stockholder of Lil Marc that increases or changes the form of the Merger Consideration or otherwise adversely affects the stockholders of Lil Marc without further stockholder approval.

         8.3 Waiver of Compliance; Consents. Except insofar as any provision of this Agreement is non-waivable by its terms or as a matter of law, any failure of Lil Marc or Newco, on the one hand, or ITI, on the other hand, to comply with any obligation, covenant, agreement, or condition herein


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


may be waived by a writing signed by ITI or Lil Marc, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

         8.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement or the application thereof to other persons and circumstances shall not be invalidated thereby, and such remaining terms and provisions hereof shall remain in full force and effect and shall be construed to effect the intent of the parties hereto to the fullest extent permitted by law.

         8.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied shall confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except that the provisions of Sections 5.9 and 5.11 hereof shall inure to the benefit of those persons covered by such Sections.

         8.6 Successors and Assigns. Neither this Agreement nor the rights, interests and obligations of the parties hereto shall be assigned by any of such parties, by operation of law or otherwise, nor shall any such purported assignment have any effect for purposes of this Agreement.

         8.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each party acknowledges that neither party shall be required to allege or to prove the inadequacy of money damages as a remedy to seek any appropriate form of equitable relief or remedy.

         8.8 Notices. Except as otherwise specifically provided in this Agreement, all communication hereunder shall be in writing (including telegraphic communication) and shall be sent by first-class mail, telegraph, facsimile or overnight courier or delivered in person:

                  to:

                           InkSure Technologies Inc.
                           9 West Railroad Avenue
                           Tenafly, New Jersey 07670
                           Fax:  (201) 894-9962
                           Attention:  Chief Executive Officer


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


                  with a copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. 666 Third Avenue, 25th Floor
                           New York, New York 10017
                           Fax:  (212) 983-3115

                           Attention:  Kenneth Koch, Esq.

                  and to Lil Marc and Newco at:

                           Lil Marc, Inc.
                           830 Third Avenue
                           New York, New York 10022
                           Fax:  (212)  829-5978

                           Attention:  Carl Kleidman

                  with copies to:

                           Commonwealth Associates, L.P.
                           830 Third Avenue, 4th Floor
                           New York, New York 10022
                           Fax:  (212) 829-5978

                           Attention:  Carl Kleidman

                           Greenberg Traurig, LLP
                           The Met Life Building
                           200 Park Avenue, 14th Floor
                           New York, New York 10166
                           Fax:  (212) 801-6400

                           Attention:  Alan I. Annex, Esq.

or to such other addresses as ITI, Lil Marc or Newco may designate by notice in writing. Notices shall be deemed to have been given when received.

         8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws rules thereof.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original but all of which shall constitute one and the same agreement.

         8.11 Headings. The article and section headings in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not effect in any way the meaning or interpretation of this Agreement.

         8.12 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the documents and instruments referred to herein, embodies the entire agreement between the parties hereto in respect of the subject matter hereof. There are no agreements, restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed and delivered on its behalf by one of its duly authorized officers, all as of the day and year first above written.



                                          INKSURE TECHNOLOGIES INC.


                                          By: /s/ Yaron Meerfeld
                                              ----------------------------------
                                              Name:  Yaron Meerfeld
                                              Title: Chief Executive Officer


                                          LIL MARC, INC.


                                          By: /s/ Joseph Wynne
                                              ----------------------------------
                                              Name:  Joseph Wynne
                                              Title: Chief Financial Officer


                                          LILM ACQUISITION CORP.


                                          By: /s/ Carl Kleidman
                                              ----------------------------------
                                              Name:  Carl Kleidman
                                              Title: President


                                          COMVEST  CAPITAL  PARTNERS,  LLC
                                          (solely  with  respect to  Section
                                          5.17 of this Agreement)

                                          By: /s/ Keith Rosenbloom
                                              ----------------------------------
                                              Name:  Keith Rosenbloom
                                              Title: Manager


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


                                                                     Exhibit 1.4


                              SURVIVING CORPORATION

                                    DIRECTORS

                       Lee Provow - Commonwealth Designee
                   Keith M. Rosenbloom - Commonwealth Designee
                     Joseph P. Wynne - Commonwealth Designee
                                  Elie Housman
                                 Yaron Meerfeld
                                  Albert Attias
                                    Eli Rozen
                                  Avi Schechter



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


                                                                     Exhibit 1.5


                              SURVIVING CORPORATION

                                    OFFICERS

                       Elie Housman, Chairman of the Board
                     Yaron Meerfeld, Chief Executive Officer
              Shlomo Dukler, Vice President, Research & Development
                          and Chief Technology Officer
  Eyal Bigon, Vice President, Chief Financial Officer, Secretary and Treasurer
          Dana Kaplan, Vice President, Marketing & Business Development




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


                                                                    Exhibit 5.10


                                 LIL MARC, INC.

                                    DIRECTORS
                           (After the Effective Time)

                                   Lee Provow
                               Keith M. Rosenbloom
                                 Joseph P. Wynne
                                  Elie Housman
                                 Yaron Meerfeld
                                  Albert Attias
                                    Eli Rozen
                                  Avi Schechter




                                    OFFICERS
                           (After the Effective Time)


                       Elie Housman, Chairman of the Board
                     Yaron Meerfeld, Chief Executive Officer
              Shlomo Dukler, Vice President, Research & Development
                          and Chief Technology Officer
  Eyal Bigon, Vice President, Chief Financial Officer, Secretary and Treasurer
          Dana Kaplan, Vice President, Marketing & Business Development


                                      A-60